Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

- 4Q 2019 Net Income Attributable to Common Stockholders of $19.9M, or $0.18 per Diluted Share -
- 4Q 2019 Company Share of Core FFO of $35.8M, Up 31.4% Compared to 4Q 2018 -
- 4Q 2019 Company Share of Core FFO of $0.32 per Diluted Share, Up 10.3% Compared to 4Q 2018 -
- 4Q 2019 Stabilized Same Property Portfolio NOI and Cash NOI Up 4.1% and 5.1%, Respectively, Over 4Q 2018 -
- 4Q 2019 GAAP Releasing Spreads of 42.0% and Cash Releasing Spreads of 27.1% -
- Increases 2020 Quarterly Dividend by 16.2% to $0.215 Per Share -
- Introduces Core FFO 2020 Guidance Range of $1.30 to $1.32 per Diluted Share -

Los Angeles, California - February 11, 2020 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties in Southern California infill markets, today announced financial and operating results for the fourth quarter and full year 2019.

Fourth Quarter 2019 Financial and Operational Highlights:

•	Net income attributable to common stockholders of $0.18 per diluted share compared to $0.13 per diluted share for the fourth quarter of last year.

•	Company share of Core FFO increased 31.4% to $35.8 million year-over-year.

•	Company share of Core FFO per diluted share increased 10.3% to $0.32 per diluted share year-over-year.

•	Consolidated Portfolio Net Operating Income (NOI) of $55.9 million, an increase of 31.5% year-over-year.

•	Consolidated Portfolio Cash NOI of $51.5 million, representing an increase of 30.7% year-over-year.

•	Same Property Portfolio GAAP and Cash NOI increased 5.5% and 7.2%, respectively, year-over-year.

•	Stabilized Same Property Portfolio GAAP and Cash NOI increased 4.1% and 5.1%, respectively, year-over-year.

•	Comparable rental rates on 1,461,431 rentable square feet of new and renewal leases were 42.0% higher than prior rents on a GAAP basis and 27.1% higher on a cash basis.

•	Acquired ten industrial properties for an aggregate purchase price of $258.1 million.

Full Year 2019 Financial and Operational Highlights:

•	Net income attributable to common stockholders of $0.47 per diluted share compared to $0.41 per diluted share for the full year 2018.

•	Company share of Core FFO increased 34.3% to $131.1 million year-over-year.

•	Company share of Core FFO per diluted share increased 9.8% to $1.23 per diluted share year-over-year

•	At December 31, 2019, the Stabilized Same Property Portfolio occupancy was 97.6% and the Same Property Portfolio occupancy, inclusive of assets in value-add repositioning, was 97.4%.

•
At December 31, 2019, the consolidated portfolio, excluding approximately 0.5 million rentable square feet of repositioning assets, was 98.0% leased and 97.9% occupied and the consolidated portfolio, inclusive of such repositioning assets, was 96.3% leased and 96.1% occupied.

•	Acquired 40 industrial properties for an aggregate purchase price of $970.7 million.

•	Year-end Company leverage measured by a debt-to-enterprise value ratio of 12.3%.

•	The Company increased its 2020 quarterly dividend by 16.2% to $0.215 per share.

"We’d like to thank the entire Rexford Industrial team for their extraordinary focus and dedication resulting in our exceptional fourth quarter and full year 2019 results. We achieved Core FFO growth of 31.4% for the fourth quarter 2019 and 34.3% for the full year 2019, driven by, among other factors: a) robust tenant demand enabling fourth quarter GAAP and cash re-leasing spreads of 42.0% and 27.1%, respectively, b) completion of 876,131 square feet of repositioning projects generating an aggregate 8.1% stabilized unlevered yield on cost, and c) the completion of 34 investments for an aggregate purchase price of $970.7 million, representing a 24.7% increase in portfolio square footage,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “We generated an increase in Core FFO per share of 10.3% and 9.8%, respectively, for the quarter and full year, while maintaining a fortress-like, low-leverage balance sheet that ended the year at a debt-to-enterprise value ratio of 12.3%. Our sustained growth enabled us to increase our quarterly dividend by 16.2%, representing a total increase in our dividend of 79.2% since our 2013 initial public offering. Looking forward, we couldn’t be more excited at the quality of internal and external growth opportunities before us as we remain focused on creating value for shareholders by investing in and improving industrial property throughout infill Southern California’s highly-sought-after industrial property markets.”

Financial Results:

The Company reported net income attributable to common stockholders of $19.9 million, or $0.18 per diluted share, for the three months ended December 31, 2019, as compared to net income attributable to common stockholders of $12.4 million, or $0.13 per diluted share, for the three months ended December 31, 2018.

The Company reported net income attributable to common stockholders of $50.5 million, or $0.47 per diluted share, for the year ended December 31, 2019, as compared to net income attributable to common stockholders of $36.1 million, or $0.41 per diluted share, for the year ended December 31, 2018. Net income for the year ended December 31, 2019, includes $16.3 million of gains on sale of real estate, as compared to $17.2 million for the year ended December 31, 2018.

The Company reported Company share of Core FFO of $35.8 million, or $0.32 per diluted share of common stock, for the three months ended December 31, 2019, as compared to Company share of Core FFO of $27.2 million, or $0.29 per diluted share of common stock, for the three months ended December 31, 2018. Amounts are adjusted for non-core expenses of $(3) thousand for the three months ended December 31, 2019, and $0.2 million for the three months ended December 31, 2018.

The Company reported Company share of Core FFO of $131.1 million, or $1.23 per diluted share of common stock, for the year ended December 31, 2019, as compared to Company share of Core FFO of $97.6 million, or $1.12 per diluted share of common stock, for the year ended December 31, 2018. Amounts are adjusted for non-core expenses of $0.2 million for the year ended December 31, 2019, and $0.3 million for the year ended December 31, 2018.

For the three months ended December 31, 2019, the Company’s consolidated portfolio NOI increased 31.5% compared to the three months ended December 31, 2018, and the Company’s consolidated portfolio Cash NOI increased 30.7% compared to the three months ended December 31, 2018.

For the year ended December 31, 2019, the Company’s consolidated portfolio NOI increased 26.4% compared to the year ended December 31, 2018, and the Company’s consolidated portfolio Cash NOI increased 26.6% compared to the year ended December 31, 2018.

For the three months ended December 31, 2019, the Company’s Same Property Portfolio NOI increased 5.5% compared to the fourth quarter of 2018, driven by a 6.7% increase in Same Property Portfolio rental income and a 10.5% increase in Same Property Portfolio expenses, driven in part by unfavorable supplemental property tax adjustments recorded in the fourth quarter of 2019 as compared to favorable supplemental property tax adjustments recorded in the fourth quarter of 2018. Same Property Portfolio Cash NOI increased 7.2% compared to the fourth quarter of 2018. Stabilized Same Property Portfolio NOI increased 4.1% in the fourth quarter of 2019 compared to the fourth quarter of 2018 and Stabilized Same Property Portfolio Cash NOI increased 5.1% in the fourth quarter of 2019 compared to the fourth quarter of 2018.

For the year ended December 31, 2019, the Company’s Same Property Portfolio NOI increased 6.2% compared to the year ended December 31, 2018, driven by a 5.7% increase in Same Property Portfolio rental income and a 3.9% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 8.7% compared to the year ended December 31, 2018. Stabilized Same Property Portfolio NOI increased 3.7% during the year ended December 31, 2019, compared to the year ended December 31, 2018, and Stabilized Same Property Portfolio Cash NOI increased 6.1% during the year ended December 31, 2019, compared to the year ended December 31, 2018.

Operating Results:

During the fourth quarter of 2019, the Company signed 115 new and renewal leases totaling 1,461,431 rentable square feet. Average rental rates on comparable new and renewal leases were up 42.0% on a GAAP basis and up 27.1% on a cash basis. The Company signed 49 new leases for 439,138 rentable square feet, with GAAP rents up 63.0% compared to the prior in-place leases. The Company signed 66 renewal leases for 1,022,293 rentable square feet, with GAAP rents up 37.5% compared to the prior in-place leases. For the 49 new leases, cash rents increased 43.3%, and for the 66 renewal leases, cash rents were up 23.5%, compared to the ending cash rents for the prior leases.

At December 31, 2019, the Stabilized Same Property Portfolio occupancy was 97.6% and the Same Property Portfolio occupancy, including value-add repositioning assets, was 97.4%. At December 31, 2019, the Company’s consolidated portfolio, excluding value-add repositioning assets, was 97.9% occupied and the Company’s consolidated portfolio, including value-add repositioning assets, was 96.1% occupied.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended December 31, 2019. See below for information regarding the supplemental information package.

Transaction Activity:

In the fourth quarter 2019, the Company acquired 10 properties, for an aggregate purchase price of $258.1 million, as detailed below. Additionally, the Company sold two properties for an aggregate sale price of $20.8 million.

In October 2019, the Company acquired:

•
Slauson Commerce Center/6277-6289 E. Slauson Avenue, a 98% leased industrial complex containing 336,085 square feet on 10.51 acres of land, located in the Central Los Angeles submarket, for $41.3 million or $123 per square foot.

•
750 W. Manville Street, a 100% leased single-tenant industrial building containing 59,996 square feet on 2.76 acres of land, located in the Los Angeles - South Bay submarket, for $11.5 million, or $192 per square foot.

•
8985 Crestmar Point, an 88% leased two-tenant industrial building containing 55,816 square feet on 3.42 acres of land, located in the Central San Diego submarket, for $8.0 million, or $143 per square foot.

In November 2019, the Company acquired:

•
404-430 Berry Way, a 100% leased three-building industrial complex containing 120,250 square feet on 11.79 acres of land, located in the North Orange County submarket, for $27.6 million, or $54 per land square foot.

•	415 South Motor Avenue, a 4.2 acre land parcel, located in the Los Angeles - San Gabriel Valley submarket, for $7.2 million, or $39 per land square foot.

•
508 East E Street, a 100% leased three-tenant industrial building containing 57,522 square feet on 3.45 acres of land, located in the Los Angeles - South Bay submarket, for $14.89 million, or $259 per square foot.

•
12752-12822 Monarch Street, a 93% leased two-building industrial complex containing 276,585 square feet on 11.1 acres of land, located in the West Orange County submarket, for $34.0 million or $123 per square foot.

In December 2019, the Company acquired:

•
Pomona Distribution Center/1601 Mission Boulevard, a 100% leased two-tenant industrial building containing 751,528 square feet on 32.2 acres of land, located in the Los Angeles - San Gabriel Valley submarket, for $87.8 million or $117 per square foot.

•
2757 E. Del Amo Boulevard, a 100% leased single tenant industrial building containing 57,300 square feet on 3.48 acres of land, located in the Los Angeles - South Bay submarket, for $11.9 million or $208 per square foot.

•
18250 Euclid Street, a 100% leased single tenant industrial building containing 62,838 square feet on 3.54 acres of land, located in the West Orange County submarket, for $14.0 million or $223 per square foot.

In October, the Company sold 13914-13928 East Valley Boulevard, a 100% leased multi-tenant industrial park containing 58,084 square feet, located in the Los Angeles - San Gabriel Valley submarket, for $11.2 million, or $192 per square foot.

In December, the Company sold Eastman Business Park, an 89% leased multi-tenant industrial park containing 55,321 square feet, located in the Ventura County submarket for $9.6 million, or $173 per square foot.

Balance Sheet:

During the quarter ended December 31, 2019, the Company issued 2,972,129 shares of common stock under its at-the-market equity offering program (ATM program). The shares were issued at a weighted average price of $46.77 per share, providing gross proceeds of approximately $139.0 million and net proceeds of approximately $136.9 million. As of December 31, 2019, the current ATM program had approximately $344.1 million of remaining capacity.

As of December 31, 2019, the Company had $861.0 million of outstanding debt, with an average interest rate of 3.54% and an average term-to-maturity of 5.5 years. As of December 31, 2019, $802.5 million, or 93%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.55% and an average term-to-maturity of 5.7 years. The remaining $58.5 million, or 7%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.70% and an average term-to-maturity of 3.6 years.

Guidance

The Company is introducing its full year 2020 guidance as follows:

•	Net income attributable to common stockholders within a range of $0.37 to $0.39 per diluted share

•	Company share of Core FFO within a range of $1.30 to $1.32 per diluted share

•	Year-end Stabilized Same Property Portfolio occupancy within a range of 96.0% to 97.0%

•	Stabilized Same Property Portfolio NOI growth for the year within a range of 3.7% to 4.2%

•	General and administrative expenses within a range of $36.5 million to $37.0 million

The Core FFO guidance refers only to the Company’s in-place portfolio as of February 11, 2020, and the pending acquisition of a portfolio of 11 properties (the “Pending Portfolio”) that is expected to close no later than April 21, 2020 (for additional details, refer to the Company’s Form 8-K that was filed with Securities and Exchange Commission on December 23, 2019). Our guidance does not include any assumptions for other acquisitions, dispositions or balance sheet activities that may or may not occur through the end of the year. A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, failure to satisfy the closing conditions for the Pending Portfolio, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Dividends:

On February 10, 2020, the Company’s Board of Directors declared a dividend in the amount of $0.215 per share for the first quarter of 2020, payable in cash on April 15, 2020, to common stockholders and common unit holders of record as of March 31, 2020. The new divided rate represents a 16.2% increase from the prior rate of $0.185 per share.

On February 10, 2020, the Company’s Board of Directors declared a quarterly dividend of $0.367188 per share of its Series A Cumulative Redeemable Preferred Stock, a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, in each case, payable in cash on March 31, 2020, to preferred stockholders of record as of March 13, 2020.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday, February 12, 2020, at 1:00 p.m. Eastern Time to review fourth quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through March 12, 2020, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13698187.

About Rexford Industrial:

Rexford Industrial, a real estate investment trust focused on owning and operating industrial properties throughout Southern California infill markets, owns 213 properties with approximately 26.6 million rentable square feet and manages an additional 19 properties with approximately 1.0 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance: The following is a reconciliation of the Company’s 2020 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2020 Estimate
	Low	High
Net income attributable to common stockholders	$0.37	$0.39
Company share of depreciation and amortization	$0.93	$0.93
Company share of Core FFO	$1.30	$1.32

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio and Stabilized Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio and Stabilized Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio and Stabilized Same Property Portfolio, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2018, and still owned by us as of December 31, 2019. Therefore, we excluded from our Same Property Portfolio any properties that were acquired or sold during the period from January 1, 2018 through December 31, 2019. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude the properties listed in the table below that were under repositioning/lease-up during comparable years.

Stabilized Same Property Portfolio occupancy/leasing statistics excludes vacant/unleased repositioning space at each of these properties as of the end of each reporting period. Stabilized Same Property Portfolio NOI excludes the NOI for the entire property for all comparable periods.
Our 2019 Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties that were in various stages of repositioning or lease-up during 2018 and 2019:

14748-14750 Nelson Avenue	301-445 Figueroa Street
15401 Figueroa Street	3233 Mission Oaks Boulevard
1601 Alton Parkway	7110 E. Rosecrans Avenue
2700-2722 Fairview Street	9615 Norwalk Boulevard
28903 Avenue Paine

As of December 31, 2019, the difference between our 2019 Same Property Portfolio and our 2019 Stabilized Same Property Portfolio is 37,417 rentable square feet of space at one of our properties that was classified as repositioning or lease-up.
As of December 31, 2018, the difference between our 2019 Same Property Portfolio and our 2019 Stabilized Same Property Portfolio is space aggregating 247,615 rentable square feet at five of our properties that were in various stages of repositioning or lease-up.
Our 2020 Stabilized Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2019 through February 11, 2020, and that were stabilized as of January 1, 2019. Therefore, our 2020 Stabilized Same Property Portfolio excludes the properties listed below that were or will be classified as repositioning (current and future) or lease-up during 2019 and 2020. As of January 1, 2020, our 2020 Stabilized Same Property Portfolio consists of 160 properties aggregating 19,791,344 rentable square feet.

1210 N. Red Gum Street	2700-2722 Fairview Street
1332-1340 Rocky Point Drive	28903 Avenue Paine
14748-14750 Nelson Avenue	29003 Avenue Sherman
15401 Figueroa Street	3233 Mission Oaks Boulevard
1580 Carson Street	7110 E. Rosecrans Avenue
16121 Carmenita Road	851 Lawrence Drive
1998 Surveyor Avenue	9615 Norwalk Boulevard

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space at a property as the lower of (i) 35,000 square feet of space or (ii) 50% of a property’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work. We look to update this definition on an annual basis based on the growth and size of the Company’s consolidated portfolio.

Contact:
Investor Relations:

Stephen Swett
424-256-2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	December 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Land	$1,927,098	$1,298,957
Buildings and improvements	1,680,178	1,332,438
Tenant improvements	72,179	60,024
Furniture, fixtures, and equipment	141	149
Construction in progress	18,794	24,515
Total real estate held for investment	3,698,390	2,716,083
Accumulated depreciation	(296,777)	(228,742)
Investments in real estate, net	3,401,613	2,487,341
Cash and cash equivalents	78,857	180,601
Rents and other receivables, net	5,889	4,944
Deferred rent receivable, net	29,671	22,228
Deferred leasing costs, net	18,688	14,002
Deferred loan costs, net	695	1,312
Acquired lease intangible assets, net	73,090	55,683
Acquired indefinite-lived intangible	5,156	5,156
Interest rate swap asset	766	8,770
Other assets	9,671	6,723
Acquisition related deposits	14,526	925
Total Assets	$3,638,622	$2,787,685
LIABILITIES & EQUITY
Liabilities
Notes payable	$857,842	$757,371
Interest rate swap liability	8,488	2,351
Accounts payable, accrued expenses and other liabilities	31,112	21,074
Dividends payable	21,624	15,938
Acquired lease intangible liabilities, net	59,340	52,727
Tenant security deposits	28,779	23,262
Prepaid rents	8,988	6,539
Total Liabilities	1,016,173	879,262
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 and 10,000,000 shares authorized, at December 31, 2019 and December 31, 2018, respectively
5.875% series A cumulative redeemable preferred stock, 3,600,000 shares outstanding at December 31, 2019 and December 31, 2018 ($90,000 liquidation preference)	86,651	86,651
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at December 31, 2019 and December 31, 2018 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 and zero shares outstanding at December 31, 2019 and December 31, 2018, respectively ($86,250 liquidation preference)	83,233	—
Common Stock, $0.01 par value per share, 489,950,000 and 490,000,000 authorized and 113,793,300 and 96,810,504 shares outstanding at December 31, 2019 and December 31, 2018, respectively	1,136	966
Additional paid in capital	2,439,007	1,798,113
Cumulative distributions in excess of earnings	(118,751)	(88,341)
Accumulated other comprehensive income	(7,542)	6,262
Total stockholders’ equity	2,556,177	1,876,094
Noncontrolling interests	66,272	32,329
Total Equity	2,622,449	1,908,423
Total Liabilities and Equity	$3,638,622	$2,787,685

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
REVENUES
Rental income	74,015	56,125	264,252	210,643
Management, leasing and development services	105	114	406	473
Interest income	279	769	2,555	1,378
TOTAL REVENUES	74,399	57,008	267,213	212,494
OPERATING EXPENSES
Property expenses	18,156	13,642	63,272	51,671
General and administrative	8,215	6,297	30,300	25,194
Depreciation and amortization	26,877	20,671	98,891	80,042
TOTAL OPERATING EXPENSES	53,248	40,610	192,463	156,907
OTHER EXPENSES
Acquisition expenses	(3)	166	171	318
Interest expense	7,364	6,656	26,875	25,416
TOTAL EXPENSES	60,609	47,432	219,509	182,641
Gains on sale of real estate	10,592	5,631	16,297	17,222
NET INCOME	24,382	15,207	64,001	47,075
Less: net income attributable to noncontrolling interest	(734)	(277)	(2,022)	(865)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	23,648	14,930	61,979	46,210
Less: preferred stock dividends	(3,636)	(2,424)	(11,055)	(9,694)
Less: earnings attributable to participating securities	(108)	(93)	(447)	(378)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$19,904	$12,413	$50,477	$36,138
Net income attributable to common stockholders per share – basic	$0.18	$0.13	$0.47	$0.42
Net income attributable to common stockholders per share – diluted	$0.18	$0.13	$0.47	$0.41
Weighted-average shares of common stock outstanding – basic	111,612	93,996	106,407	86,824
Weighted-average shares of common stock outstanding – diluted	112,097	94,488	106,799	87,336

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:

	December 31, 2019		December 31, 2018		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(2)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	97.7%	98.1%	96.7%	97.5%	100 bps	60 bps
Orange County	96.6%	96.6%	94.6%	97.0%	200 bps	(40) bps
San Bernardino County	97.5%	97.5%	96.7%	96.7%	80 bps	80 bps
San Diego County	96.1%	96.1%	98.6%	98.6%	(250) bps	(250) bps
Ventura County	98.4%	98.4%	90.9%	97.2%	750 bps	120 bps
Total/Weighted Average	97.4%	97.6%	96.0%	97.4%	140 bps	20 bps

(1)	Reflects the occupancy of our Same Property Portfolio as of December 31, 2019, adjusted for 37,417 rentable square feet at one property that was in lease-up as of December 31, 2019.

(2)
Reflects the occupancy of our Same Property Portfolio as of December 31, 2018, adjusted for space aggregating 247,615 rentable square feet at five properties that were in various stages of repositioning or lease-up as of December 31, 2018.

Same Property Portfolio NOI and Cash NOI

	Three Months Ended December 31,				Year Ended December 31,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Rental income	$52,285	$49,009	$3,276	6.7%	$203,470	$192,577	$10,893	5.7%
Property expenses	12,986	11,750	1,236	10.5%	48,692	46,886	1,806	3.9%
Same Property Portfolio NOI	$39,299	$37,259	$2,040	5.5%	$154,778	$145,691	$9,087	6.2%
Straight line rental revenue adjustment	(792)	(1,053)	261	(24.8)%	(3,434)	(5,364)	1,930	(36.0)%
Amortization of above/below market lease intangibles	(816)	(1,052)	236	(22.4)%	(3,671)	(4,496)	825	(18.3)%
Same Property Portfolio Cash NOI	$37,691	$35,154	$2,537	7.2%	$147,673	$135,831	$11,842	8.7%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Same Property Portfolio NOI, Same Property Portfolio Cash NOI, Stabilized Same Property Portfolio NOI and Stabilized Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$24,382	$15,207	$64,001	$47,075
Add:
General and administrative	8,215	6,297	30,300	25,194
Depreciation and amortization	26,877	20,671	98,891	80,042
Acquisition expenses	(3)	166	171	318
Interest expense	7,364	6,656	26,875	25,416
Deduct:
Management, leasing and development services	105	114	406	473
Interest income	279	769	2,555	1,378
Gains on sale of real estate	10,592	5,631	16,297	17,222
Net operating income (NOI)	$55,859	$42,483	$200,980	$158,972
Non-Same Property Portfolio rental income	(21,730)	(7,116)	(60,782)	(18,066)
Non-Same Property Portfolio property expenses	5,170	1,892	14,580	4,785
Same Property Portfolio NOI	$39,299	$37,259	$154,778	$145,691
Straight line rental revenue adjustment	(792)	(1,053)	(3,434)	(5,364)
Amortization of above/below market lease intangibles	(816)	(1,052)	(3,671)	(4,496)
Same Property Portfolio Cash NOI	$37,691	$35,154	$147,673	$135,831

NOI (from above)	$55,859	$42,483	$200,980	$158,972
Non-Stabilized Same Property Portfolio rental income	(25,166)	(9,828)	(73,223)	(25,985)
Non-Stabilized Same Property Portfolio property expenses	5,990	2,574	17,426	6,972
Stabilized Same Property Portfolio NOI	$36,683	$35,229	$145,183	$139,959
Straight line rental revenue adjustment	(519)	(551)	(2,645)	(4,446)
Amortization of above/below market lease intangibles	(823)	(1,065)	(3,699)	(4,609)
Stabilized Same Property Portfolio Cash NOI	$35,341	$33,613	$138,839	$130,904

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$24,382	$15,207	$64,001	$47,075
Add:
Depreciation and amortization	26,877	20,671	98,891	80,042
Deduct:
Gains on sale of real estate	10,592	5,631	16,297	17,222
Funds From Operations (FFO)	$40,667	$30,247	$146,595	$109,895
Less: preferred stock dividends	(3,636)	(2,424)	(11,055)	(9,694)
Less: FFO attributable to noncontrolling interest(1)	(1,087)	(602)	(3,897)	(2,295)
Less: FFO attributable to participating securities(2)	(188)	(166)	(733)	(642)
Company share of FFO	$35,756	$27,055	$130,910	$97,264

Company Share of FFO per common share – basic	$0.32	$0.29	$1.23	$1.12
Company Share of FFO per common share – diluted	$0.32	$0.29	$1.23	$1.11

FFO	$40,667	$30,247	$146,595	$109,895
Adjust:
Acquisition expenses	(3)	166	171	318
Core FFO	$40,664	$30,413	$146,766	$110,213
Less: preferred stock dividends	(3,636)	(2,424)	(11,055)	(9,694)
Less: Core FFO attributable to noncontrolling interest(1)	(1,086)	(606)	(3,899)	(2,302)
Less: Core FFO attributable to participating securities(2)	(188)	(167)	(733)	(645)
Company share of Core FFO	$35,754	$27,216	$131,079	$97,572

Company share of Core FFO per common share – basic	$0.32	$0.29	$1.23	$1.12
Company share of Core FFO per common share – diluted	$0.32	$0.29	$1.23	$1.12

Weighted-average shares of common stock outstanding – basic	111,612	93,996	106,407	86,824
Weighted-average shares of common stock outstanding – diluted	112,097	94,488	106,799	87,336

(1)
Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.

(2)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.